UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

                Date of Event Requiring Report: January 31, 2006

                           SATELLITE NEWSPAPERS CORP.
             (Exact name of Registrant as Specified in Its Charter)


           Nevada                       000-26607              88-0390828
----------------------------    ------------------------   ------------------
(State or Other Jurisdiction    (Commission File Number)     (IRS Employer
of Incorporation)                                         Identification No.)

               2140 South Dixie Highway 303, Miami, Florida 33133
               (Address of principal executive offices) (zip code)

                                 (305) 858-1494
              (Registrant's telephone number, including area code)



          (Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 30, 2005, Satellite Newspapers Corp. (the "Company") entered into a Share Sale and Purchase Agreement whereby the Company agreed to purchase all of the outstanding securities of Lapre, Van Dreven & Hoog Antink ("LVDH") from EMM Group BV ("EMM"). In consideration for all of the shares of LVDH, the Company issued EMM 35,000,000 shares of common stock valued at $0.23 per share and a warrant to purchase 10,000,000 shares of common stock at an exercise price of $0.10 per share for a period of two years.

On January 31, 2006, the Company and EMM entered into a Cancellation of Share Sale and Purchase Agreement and Amendment No. 1 to Share Sale and Purchase Agreement pursuant to which the acquisition of LVDH by the Company was terminated. The shares of common stock and the common stock purchase warrant previously issued to EMM were cancelled.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)   Index of Exhibits.

Exhibit
Number                Description
------                -----------

10.1 Cancellation of Share Sale and Purchase Agreement and Amendment No. 1 to Share Sale and Purchase Agreement


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated: February 6, 2006

Satellite Enterprises Corp.

/s/  Jerri L. Palmer
----------------------------
Jerri L. Palmer, CEO